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                                   EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS
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                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We consent to the incorporation by reference in the Registration Statements of Albany International Corp. on Form S-8 (File Nos. 33-23163, 33-28028 and
33-33048) of our report dated January 26, 1995, on our audits of the consolidated financial statements and financial statements schedule of Albany International Corp. as of December 31, 1994 and 1993, and for the years ended December 31, 1994, 1993, and 1992, which report is incorporated in this Annual Report on Form 10-K.

/s/ Coopers & Lybrand L.L.P.

Albany, New York
March 20, 1995